Exhibit 99.1

Cycurion, Inc. Statement Regarding Unauthorized Press Release, Fabrication of Investor Relations Contact, and Related Market Activity - Litigation Counsel Engaged to Address Short Selling and Manipulation

MCLEAN, Va., March 17, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity solutions, today issued the following statement in response to an unauthorized press release disseminated yesterday:

The Company has confirmed that a press release claiming an acquisition agreement exceeding $150 million is false and was issued without authorization from Cycurion or its representatives. The release also included a fabricated Investor Relations contact intended to appear legitimate (“Mackenzie Vance of Lowell and Finch,” +34 952 01 04 55, filling@lowellandfinch.com, note the typo in “filling”).

Yesterday’s trading volatility, with the Company’s shares trading between approximately $1.00 to $2.40, appears connected to the dissemination of this inaccurate information. Cycurion promptly notified FINRA and Nasdaq MarketWatch and is cooperating fully with their reviews of this matter. Cycurion believes its intrinsic value is higher than its current trading price based on its operational performance, growing client base, and AI-powered ARx platform.

The Company is aware of other efforts to disseminate false or defamatory information about Cycurion, including via emails and online channels. Legal action has been initiated to address these activities.

Cycurion has secured court-issued subpoenas for two individuals involved in spreading false information online. Cycurion engaged litigation counsel to pursue appropriate remedies related to possible short selling and stock manipulation. Cycurion is utilizing its internal cybersecurity capabilities to support these efforts and strengthen protections going forward.

“We remain fully committed to transparency and delivering value to our shareholders,” said Kevin Kelly, CEO of Cycurion. “Our fundamentals are strong, with a verified contracted backlog of $112.4 million and continued progress on strategic initiatives. We are focused on executing our plan and protecting the integrity of our communications.”

Cycurion is encouraged by ongoing momentum. We continue to secure meaningful new contracts with federal agencies and enterprise clients, bolstering our backlog and revenue visibility. Our pipeline of potential acquisitions also presents opportunities for meaningful top- and bottom-line growth through integration with our core platform.

The Company advises investors, media, and the public to disregard the unauthorized release and rely exclusively on communications from verified Cycurion channels.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the offering; the Company’s anticipated use of proceeds from the offering; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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